UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

NetBrands Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-55889	82-3707673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4042 Austin Boulevard, Suite B

Island Park, New York 11558

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 550-5996

Global Diversified Marketing Group Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2023, Global Diversified Marketing Group Inc., a Delaware corporation (the “Company”), filed an Amendment to the Certificate of Incorporation of the Company (the “Amendment”) effecting the change of the Company’s name from “Global Diversified Marketing Group Inc.” to “NetBrands Corp.” (the “New Name”). The Amendment, implementing the New Name, was approved by the board of directors of the Company on January 26, 2023, by unanimous written consent, in accordance with the applicable provisions of the Delaware General Corporation Law. The New Name reflects the Company’s plan to shift its business mix and continue to expand its digital footprint.

A copy of the Amendment is filed as Exhibit 3.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

In connection with the change of its name to NetBrands Corp., the Company submitted to the Financial Industry Regulatory Authority, Inc. (“FINRA”) a notification form for processing of the New Name and a voluntary request for the change of its trading symbol on the market. The Company will file a Current Report on Form 8-K upon FINRA’s announcement of the effectiveness of the Company’s New Name and its new trading symbol on the OTC Markets, Inc., Pink marketplace, the principal market of the Company’s securities.

Item 9.01 Financial Statements and Exhibits.

(b)	Exhibits.

Exhibit No.	Description

3.6	Certificate of Amendment to Certificate of Incorporation filed March 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBrands Corp.

Date: April 4, 2023	By:	/s/ Paul Adler
	Name:	Paul Adler
	Title:	President